HLB Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals



            Consent of Independent Registered Public Accounting Firm


         We have issued our report, dated June 14, 2005, accompanying the financial statements and schedules from the date of inception on October 18, 2004 to April 30, 2005 of Crawford Lake Mining Inc. included in the Registration Statement Form SB-2. We hereby consent to the use of the aforementioned report in the Registration Statement filed with the Securities and Exchange Commission on January 13, 2006.



                                          "Cinnamon Jang Willoughby & Company"


                                                         Chartered Accountants

Burnaby, BC
January 13, 2006



 MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.
 Telephone: +1 604 435 4317.  Fax: +1 604 435 4319.

     HLB  Cinnamon  Jang  Willoughby  & Company is a member  of
     International. A world-wide organziation of accounting firms and business advisors.